UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2005

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 28, 2005, we notified ExpressJet Airlines, Inc. ("ExpressJet"), our exclusive regional jet service provider, that effective December 28, 2006, we will begin the withdrawal of 25% of the regional jets, or 69 of 274 aircraft, under the Amended and Restated Capacity Purchase Agreement, dated April 17, 2002, as amended, among Continental Airlines, Inc. (the "Company"), ExpressJet, ExpressJet Holdings, Inc. and XJT Holdings, Inc. (the "Agreement").

Although we have been in discussions with XJT to restructure the Agreement to lower our cost of regional jet services, and to extend the Agreement in light of those lower costs, we were not able to agree on the terms of a restructured agreement. We have provided this notice of withdrawal in order to permit us to have a portion of our regional jet capacity needs operated by a new and lower-cost operator. We will commence a process to solicit proposals from numerous regional jet operators to replace the withdrawn capacity. As required by the Agreement, we have also provided ExpressJet with an aircraft withdrawal schedule, which provides that the first regional aircraft will be withdrawn in December 2006 and the last regional aircraft will be withdrawn in the second quarter of 2007.

ExpressJet can continue to sublease from us any of the withdrawn aircraft, although at significantly increased lease rates. However, ExpressJet cannot operate aircraft into Continental's hubs, except under the Agreement. Should ExpressJet elect to retain aircraft, a new operator may replace those aircraft. ExpressJet has up to nine months to determine whether it will continue to sublease any of the 69 withdrawn aircraft.

Although we anticipate cost savings from transitioning 25% of our regional jet capacity to a new operator, there is no assurance that we will be able to achieve those savings. Additionally, we derive a significant amount of flow traffic and resulting revenue from ExpressJet's operations. The process of transitioning the 69 regional jet aircraft from ExpressJet to a new operator will begin in January 2007, and we expect to complete the transition during the summer of 2007. We could experience degradation in ExpressJet's operational performance as a result of our notice of withdrawal or the actual withdrawal of the aircraft or in the operational performance of the new operator as compared with ExpressJet's historical performance, either of which could have a material adverse effect on our flow traffic, our operations, and the resulting revenue to us, notwithstanding our financial and other remedies under the Agreement with respect to such degradation.

The notice of withdrawal is filed herewith as Exhibit 99.1 and the press release announcing our delivery of the notice to withdraw aircraft under the Agreement is filed herewith as Exhibit 99.2, and each are incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company's 2004 10-K and its other securities filings and any amendments thereto, which identify important matters such as the consequences of its significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to such risks, there can be no assurance that the Company will be able to withdraw the aircraft on the timeframe set forth on the aircraft withdrawal schedule or that the Company will achieve any cost savings a result of the decision to withdraw the aircraft. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Notice of Withdrawal
99.2	Press Release Announcing Notice of Withdrawal of Aircraft under Capacity Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

December 28, 2005	By /s/ Jeff Smisek Jeff Smisek President

EXHIBIT INDEX
99.1	Notice of Withdrawal
99.2	Press Release Announcing Notice of Withdrawal of Aircraft under Capacity Purchase Agreement